FOR RELEASE ON: August 8, 2016

CONTACT:    Robert Cherry, VP - Investor Relations
608-361-7530
robert.cherry@regalbeloit.com

Regal Beloit Corporation Announces Second Quarter 2016 Financial Results

BELOIT, WI - Regal Beloit Corporation (NYSE: RBC) today reported second quarter 2016 diluted earnings per share of $1.26. Second quarter 2016 adjusted diluted earnings per share* were $1.14.

Key financial results for the second quarter 2016 included:

•	Total net sales of $838.6 million decreased 11.0% from the prior year and included a negative 1.0% foreign currency translation impact and a negative 0.2% divestiture impact.

•
Operating profit of $91.4 million decreased 11.4% from the prior year benefitting from the gain on sale of the Mastergear business. Adjusted operating profit of $81.5 million decreased 27.5% from the prior year. These decreases were primarily driven by lower volume partially offset by benefits from the Simplification initiative and cost controls.

•	The diluted earnings per share of $1.26 included a $0.14 gain on the divestiture of the Mastergear business in the quarter.

•	Free cash flow was 175% of net income benefiting from a $45.4 million decrease in inventory, and the Company paid down $92.6 million of debt.

Second quarter 2016 segment results versus the prior year second quarter included:

•
Commercial and Industrial Systems Segment net sales were $394.7 million, down 10.5%. The majority of the decrease was from the impact of depressed oil & gas and power generation activity, the impact of contractual two-way material price formulas and weak China industrial markets. Foreign currency had a negative 1.6% translation impact. Operating profit margin decreased to 6.4%. Adjusted operating profit margin decreased to 6.5%. These decreases were due primarily to lower volume.

•
Climate Solutions Segment net sales were $254.5 million, down 11.0%. Sales were unfavorably impacted by a continued decline in Middle East HVAC demand, the impact of contractual two-way material price formulas and a slower start to the cooling season in the North American residential HVAC market. Foreign currency had a negative 0.7% translation impact. Operating profit margin decreased to 14.2%. Adjusted operating profit margin decreased to 14.4%. These decreases were due primarily to lower volume which was partially offset by the benefits of the Simplification initiative and cost controls.

•
Power Transmission Solutions Segment net sales decreased 11.9% to $189.4 million. Sales were negatively impacted by weak oil & gas, metals, and agricultural end markets. The Mastergear divestiture had a negative 0.9% impact. Foreign currency had a negative 0.2% translation impact. Operating profit margin increased to 16.0% benefitting from the gain on the divestiture. Adjusted operating profit margin decreased to 10.1%, due primarily to lower volume which was partially offset by acquisition synergies and cost controls.

*This earnings release includes non-GAAP financial measures. Descriptions of why we believe these non-GAAP measures are useful and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included with this earnings release.

“Our results for the second quarter were generally in line with our expectations. Sales were down due to the ongoing challenges in oil & gas, the weak global industrial end markets, and a slow start to the summer cooling season,” said Regal Chairman and CEO Mark Gliebe. “Despite the weaker sales, we generated free cash flow of 175% of net income, which contributed to a $93 million debt reduction in the quarter.”

2016 Outlook

“We expect our second half organic sales to be down low single digits from prior year, which is meaningfully better than our first half results. We expect better performance in our Climate businesses and easier comparisons in our oil & gas businesses. Further, we expect our second half earnings to be stronger than the first due to a favorable price/cost impact and incremental savings from our Simplification and cost control initiatives. Even with this second half earnings improvement, our end markets are not improving as much as we anticipated earlier in the year.

"Accordingly, we have revised our guidance for 2016 adjusted diluted earnings per share to $4.35 to $4.55," continued Mr. Gliebe.

Conference Call

Regal will hold a conference call to discuss the earnings release at 9:00 AM CDT (10:00 AM EDT) on August 9, 2016. Individuals who would like to participate by phone should dial 888-317-6003 and enter 7043189 when prompted. International callers should dial 412-317-6061 and enter 7043189 when prompted. To view the presentation during the call, please follow this link to Regal’s Investors page:
http://investors.regalbeloit.com/phoenix.zhtml?c=116222&p=irol-presentations.

To listen to the live audio and view the presentation via the internet, please go to:
http://services.choruscall.com/links/rbc160809TQKwf28s.

A telephone replay of the call will be available through August 16, 2016, at 877-344-7529, conference ID 10089907. International callers should call 412-317-0088 using the same conference ID. A webcast replay will be available until January 9, 2017, and can be accessed at
http://investors.regalbeloit.com/phoenix.zhtml?c=116222&p=irol-calendarPast.

About the Company

Regal Beloit Corporation (NYSE: RBC) is a leading manufacturer of electric motors, electrical motion controls, power generation and power transmission products serving markets throughout the world. The company is comprised of three business segments: Commercial and Industrial Systems, Climate Solutions and Power Transmission Solutions. Regal is headquartered in Beloit, Wisconsin, and has manufacturing, sales and service facilities throughout the United States, Canada, Mexico, Europe and Asia. For more information, visit RegalBeloit.com

CAUTIONARY STATEMENT
The following is a cautionary statement made under the Private Securities Litigation Reform Act of 1995: With the exception of historical facts, the statements contained in this release may be forward-looking statements. Forward-looking statements represent our management’s judgment regarding future events. In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “plan,” “expect,” “anticipate,” “estimate,” “believe,” or “continue” or the negative of these terms or other similar words. Actual results and events could differ materially and adversely from those contained in the forward-looking statements due to a number of factors, including: uncertainties regarding our ability to execute our restructuring plans within expected costs and timing; increases in our overall debt levels as a result of the acquisition of the Power Transmission Solutions (“PTS”) business from Emerson Electric Co., or otherwise and our ability to repay principal and interest on our outstanding debt; actions taken by our competitors and our ability to effectively compete in the increasingly competitive global electric motor, power generation and mechanical motion control industries; our ability to develop new products based on technological innovation and the marketplace acceptance of new and existing products; fluctuations in commodity prices and raw material costs; our dependence on significant customers; issues and costs arising from the integration of acquired companies and businesses such as PTS, including the timing and impact of purchase accounting adjustments; prolonged declines in oil and gas up stream capital spending; unanticipated costs or expenses we may incur related to product warranty issues; our dependence on key suppliers and the potential effects of supply disruptions; infringement of our intellectual property by third parties, challenges to our intellectual property, and claims of infringement by us of third party technologies; product liability and other litigation, or the failure of our products to perform as anticipated, particularly in high volume applications; economic changes in global markets where we do business, such as reduced demand for the products we sell, currency exchange rates, inflation rates, interest rates, recession, foreign government policies and other external factors that we cannot control; unanticipated liabilities of acquired businesses; effect on earnings of any significant impairment of goodwill or intangible assets; cyclical downturns affecting the global market for capital goods; difficulties associated with managing foreign operations; and other risks and uncertainties including but not limited to those described in Item 1A-Risk Factors of the Company’s Annual Report on Form 10-K filed on March 2, 2016 and from time to time in our reports filed with U.S. Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. The forward-looking statements included in this release are made only as of their respective dates, and we undertake no obligation to update these statements to reflect subsequent events or circumstances.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Unaudited
(Amounts in Millions, Except per Share Data)

	Three Months Ended		Six Months Ended
	Jul 2, 2016	Jul 4, 2015	Jul 2, 2016	Jul 4, 2015
Net Sales	$838.6	$942.2	$1,656.8	$1,853.9
Cost of Sales	615.7	690.8	1,216.5	1,381.6
Gross Profit	222.9	251.4	440.3	472.3
Operating Expenses	131.5	148.2	279.6	305.5
Income From Operations	91.4	103.2	160.7	166.8
Interest Expense	14.8	16.4	29.8	30.0
Interest Income	1.2	0.9	2.3	2.1
Income Before Taxes	77.8	87.7	133.2	138.9
Provision for Income Taxes	19.4	22.8	32.1	36.1
Net Income	58.4	64.9	101.1	102.8
Less: Net Income Attributable to Noncontrolling Interests	1.8	2.1	2.9	3.6
Net Income Attributable to Regal Beloit Corporation	$56.6	$62.8	$98.2	$99.2
Earnings Per Share Attributable to Regal Beloit Corporation:
Basic	$1.27	$1.40	$2.20	$2.22
Assuming Dilution	$1.26	$1.39	$2.19	$2.20
Cash Dividends Declared	$0.24	$0.23	$0.47	$0.45
Weighted Average Number of Shares Outstanding:
Basic	44.7	44.8	44.7	44.8
Assuming Dilution	45.0	45.2	45.0	45.1

CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(Dollars in Millions)
	Jul 2, 2016	Jan 2, 2016
ASSETS
Current Assets:
Cash and Cash Equivalents	$271.5	$252.9
Trade Receivables, less Allowances of $12.2 million in 2016 and $11.3 million in 2015	522.5	462.0
Inventories	711.4	775.0
Prepaid Expenses and Other Current Assets	131.4	145.3
Total Current Assets	1,636.8	1,635.2

Net Property, Plant, Equipment and Noncurrent Assets	2,903.8	2,956.5
Total Assets	$4,540.6	$4,591.7

LIABILITIES AND EQUITY
Current Liabilities:
Accounts Payable	$341.4	$336.2
Other Accrued Expenses	254.8	270.3
Current Maturities of Debt	3.6	6.3
Total Current Liabilities	599.8	612.8

Long-Term Debt	1,610.5	1,715.6
Other Noncurrent Liabilities	280.4	280.5
Equity:
Total Regal Beloit Corporation Shareholders' Equity	2,012.0	1,937.3
Noncontrolling Interests	37.9	45.5
Total Equity	2,049.9	1,982.8
Total Liabilities and Equity	$4,540.6	$4,591.7

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
Unaudited
(Dollars in Millions)
	Three Months Ended		Six Months Ended
	Jul 2, 2016	Jul 4, 2015	Jul 2, 2016	Jul 4, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$58.4	$64.9	$101.1	$102.8
Adjustments to reconcile net income and changes in assets and liabilities (net of acquisitions) to net cash provided by operating activities:
Depreciation and amortization	38.9	42.2	79.0	78.1
Excess tax expense (benefits) from share-based compensation	0.1	(0.5)	0.1	(1.2)
Loss on disposal of assets, net	0.4	0.6	1.0	0.7
Gain on disposal of business	(11.6)	—	(11.6)	—
Share-based compensation expense	3.8	4.1	7.1	7.1
Loss on Venezuela currency devaluation	—	—	—	1.5
Change in operating assets and liabilities, net of acquisitions	26.1	6.9	(2.4)	(53.3)
Net cash provided by operating activities	116.1	118.2	174.3	135.7
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to Property, Plant and Equipment	(16.8)	(23.5)	(31.7)	(44.7)
Net sales (purchases) of investment securities	6.2	(12.1)	4.5	(7.8)
Business acquisitions, net of cash acquired	—	(8.0)	—	(1,400.5)
Proceeds from sale of assets	0.1	6.5	0.1	7.8
Proceeds from sale of business	25.0	—	25.0	—
Net cash provided by (used in) investing activities	14.5	(37.1)	(2.1)	(1,445.2)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net (repayments) borrowings under revolving credit facility	(11.0)	(40.5)	22.0	36.0
Net (repayments) proceeds from short-term borrowings	(6.5)	2.5	(6.7)	4.8
Proceeds from long-term debt	—	—	—	1,250.0
Repayments of long-term debt	(75.1)	(15.7)	(125.2)	(31.4)
Dividends paid to shareholders	(10.3)	(9.9)	(20.5)	(19.7)
Proceeds from the exercise of stock options	—	0.7	0.5	3.7
Excess tax benefits (expense) from share-based compensation	(0.1)	0.5	(0.1)	1.2
Distributions to noncontrolling interest	(0.3)	—	(0.3)	(0.3)
Purchase of subsidiary shares from noncontrolling interest	—	(0.4)	(19.6)	(1.2)
Financing fees paid	—	—	—	(17.8)
Net cash (used in) provided by financing activities	(103.3)	(62.8)	(149.9)	1,225.3
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(4.9)	(0.4)	(3.7)	(2.3)
Net increase (decrease) in cash and cash equivalents	22.4	17.9	18.6	(86.5)
Cash and cash equivalents at beginning of period	249.1	229.7	252.9	334.1
Cash and cash equivalents at end of period	$271.5	$247.6	$271.5	$247.6

SEGMENT INFORMATION
Unaudited
(Dollars In Millions)
	Three Months Ended
	Commercial & Industrial Systems		Climate Solutions		Power Transmission Solutions		Total Regal
	Jul 2, 2016	Jul 4, 2015	Jul 2, 2016	Jul 4, 2015	Jul 2, 2016	Jul 4, 2015	Jul 2, 2016	Jul 4, 2015
Net Sales	$394.7	$441.0	$254.5	$286.1	$189.4	$215.1	$838.6	$942.2

Operating Margin	6.4%	9.4%	14.2%	15.3%	16.0%	8.4%	10.9%	11.0%
Adjusted Operating Margin Percentage*	6.5%	9.9%	14.4%	15.2%	10.1%	11.8%	9.7%	11.9%

Components of Net Sales:
Organic Sales Growth	(9.0)%	(6.9)%	(10.4)%	(4.1)%	(10.9)%	(1.7)%	(9.8)%	(5.5)%
Acquisitions, Net of Divestitures	—%	2.0%	—%	—%	(0.9)%	219.8%	(0.2)%	18.7%
Foreign Currency Impact	(1.6)%	(3.0)%	(0.7)%	(1.7)%	(0.2)%	(1.3)%	(1.0)%	(2.4)%

SEGMENT INFORMATION
Unaudited
(Dollars In Millions)
	Six Months Ended
	Commercial & Industrial Systems		Climate Solutions		Power Transmission Solutions		Total Regal
	Jul 2, 2016	Jul 4, 2015	Jul 2, 2016	Jul 4, 2015	Jul 2, 2016	Jul 4, 2015	Jul 2, 2016	Jul 4, 2015
Net Sales	$772.3	$897.4	$494.3	$566.5	$390.2	$390.0	$1,656.8	$1,853.9

Operating Margin	6.1%	8.3%	12.3%	13.6%	13.6%	3.8%	9.7%	9.0%
Adjusted Operating Margin Percentage*	6.2%	8.9%	12.6%	13.4%	10.8%	11.6%	9.2%	10.9%

Components of Net Sales:
Organic Sales Growth	(12.2)%	(3.3)%	(11.9)%	(2.2)%	(8.5)%	3.9%	(11.3)%	(2.4)%
Acquisitions, Net of Divestitures	—%	3.4%	—%	—%	8.7%	196.1%	1.8%	17.4%
Foreign Currency Impact	(1.7)%	(3.9)%	(0.8)%	(1.5)%	(0.2)%	(1.3)%	(1.1)%	(2.8)%

NON-GAAP MEASURES AND OTHER DEFINITIONS
Unaudited
(Dollars in Millions)

We prepare financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). We also periodically disclose certain financial measures in our quarterly earnings releases, on investor conference calls, and in investor presentations and similar events that may be considered “non-GAAP” financial measures. We believe that these non-GAAP financial measures are useful measures for providing investors with additional information regarding our results of operations and for helping investors understand and compare our operating results across accounting periods and compared to our peers. In addition, since our management often uses these non-GAAP financial measures to manage and evaluate our business, make operating decisions, and forecast our future results, we believe disclosing these measures helps investors evaluate our business in the same manner as management. This additional information is not meant to be considered in isolation or as a substitute for our results of operations prepared and presented in accordance with GAAP.

In this earnings release, we disclose the following non-GAAP financial measures, and we reconcile these measures in the tables below to the most directly comparable GAAP financial measures: adjusted diluted earnings per share (both historical and projected), adjusted operating profit, adjusted operating profit margin, free cash flow and free cash flow as a percentage of net income attributable to Regal Beloit Corporation.

In addition to these non-GAAP measures, we also use the term “organic sales” to refer to GAAP sales from existing operations excluding sales from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to any divested businesses (“acquisition sales”), and the impact of foreign currency translation. The impact of foreign currency translation is determined by translating the respective period’s sales (excluding acquisition sales) using the same currency exchange rates that were in effect during the prior year periods. We use the term “organic sales growth” to refer to the increase in our sales between periods that is attributable to organic sales. We use the term “acquisition growth” to refer to the increase in our sales between periods that is attributable to acquisition sales.

ADJUSTED DILUTED EARNINGS PER SHARE	Three Months Ended		Six Months Ended
	Jul 2, 2016	Jul 4, 2015	Jul 2, 2016	Jul 4, 2015
Diluted Earnings Per Share	$1.26	$1.39	$2.19	$2.20
Purchase Accounting and Transaction Costs	—	0.11	—	0.47
Restructuring and Related Costs	0.02	0.03	0.04	0.05
Venezuelan Currency Devaluation	—	—	—	0.02
Gain on Disposal of Business	(0.14)	—	(0.14)	—
Adjusted Diluted Earnings Per Share	$1.14	$1.53	$2.09	$2.74

ADJUSTED OPERATING INCOME

	Three Months Ended
	Commercial & Industrial Systems		Climate Solutions		Power Transmission Solutions		Total Regal
	Jul 2, 2016	Jul 4, 2015	Jul 2, 2016	Jul 4, 2015	Jul 2, 2016	Jul 4, 2015	Jul 2, 2016	Jul 4, 2015
Income from Operations	$25.1	$41.5	$36.1	$43.7	$30.2	$18.0	$91.4	$103.2
Purchase Accounting and Transaction Costs	—	—	—	—	—	7.1	—	7.1
Restructuring and Related Costs	0.7	2.0	0.5	(0.1)	0.5	0.2	1.7	2.1
Gain on Disposal of Business	—	—	—	—	(11.6)	—	(11.6)	—
Adjusted Income from Operations	$25.8	$43.5	$36.6	$43.6	$19.1	$25.3	$81.5	$112.4

GAAP Operating Margin %	6.4%	9.4%	14.2%	15.3%	16.0%	8.4%	10.9%	11.0%
Adjusted Operating Margin %	6.5%	9.9%	14.4%	15.2%	10.1%	11.8%	9.7%	11.9%

ADJUSTED OPERATING INCOME

	Six Months Ended
	Commercial & Industrial Systems		Climate Solutions		Power Transmission Solutions		Total Regal
	Jul 2, 2016	Jul 4, 2015	Jul 2, 2016	Jul 4, 2015	Jul 2, 2016	Jul 4, 2015	Jul 2, 2016	Jul 4, 2015
Income from Operations	$46.8	$74.8	$60.7	$77.1	$53.2	$14.9	$160.7	$166.8
Purchase Accounting and Transaction Costs	—	—	—	—	—	29.8	—	29.8
Restructuring and Related Costs	0.8	3.9	1.8	(1.1)	0.5	0.5	3.1	3.3
Venezuelan Currency Devaluation	—	1.5	—	—	—	—	—	1.5
Gain on Disposal of Business	—	—	—	—	(11.6)	—	(11.6)	—
Adjusted Income from Operations	$47.6	$80.2	$62.5	$76.0	$42.1	$45.2	$152.2	$201.4

GAAP Operating Margin %	6.1%	8.3%	12.3%	13.6%	13.6%	3.8%	9.7%	9.0%
Adjusted Operating Margin %	6.2%	8.9%	12.6%	13.4%	10.8%	11.6%	9.2%	10.9%

FREE CASH FLOW RECONCILIATION	Three Months Ended		Six Months Ended
	Jul 2, 2016	Jul 4, 2015	Jul 2, 2016	Jul 4, 2015
Net Cash Provided by Operating Activities	$116.1	$118.2	$174.3	$135.7
Additions to Property Plant and Equipment	(16.8)	(23.5)	(31.7)	(44.7)
Free Cash Flow	$99.3	$94.7	$142.6	$91.0
Free Cash Flow as a Percentage of Net Income Attributable to Regal Beloit Corporation	175.4%	150.8%	145.2%	91.7%

RECONCILIATION OF 2016 ADJUSTED ANNUAL GUIDANCE	Minimum	Maximum
2016 EPS Annual Guidance	$4.32	$4.52
Restructuring and Related Costs	0.20	0.20
Gains on Disposals of Businesses	(0.17)	(0.17)
2016 Adjusted EPS Annual Guidance	$4.35	$4.55

ORGANIC GROWTH	Three Months Ended	Six Months Ended
	Jul 2, 2016	Jul 2, 2016
Net Sales	$838.6	$1,656.8
Net Sales from Businesses Acquired	—	(35.9)
Net Sales from Businesses Divested	2.0	2.0
Impact from Foreign Currency Exchange Rates	9.3	21.2
Adjusted Net Sales	$849.9	$1,644.1

Net Sales Ended July 4, 2015	$942.2	$1,853.9
Organic Growth %	(9.8)%	(11.3)%